UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2006
VALLEY BANCORP
(Exact name of registrant as specified in its charter)
NEVADA
(State or other jurisdiction of incorporation)

(Commission File Number) 000-50950	(IRS Employer Identification No.) 88-0493760
1300 South Jones Blvd., Las Vegas, Nevada 89146
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (702) 821-4100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 5.02  Departure of Director or Principal Officers, Election of Directors; Appointment of Principle Officers
Valley Bancorp director George Brizendine advised the Company that he would retire from the Board of Directors effective at the 2006 Annual Meeting to be held on April 18, 2006. Mr. Brizendine was a founding director of Valley Bank and has been a director of Valley Bancorp since its formation in 2001.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2006
VALLEY BANCORP
By /s/ Dick Holtzclaw
Dick Holtzclaw
Executive Vice President and CFO